UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report: March 9, 2026
(Date of earliest event reported)
SUN COMMUNITIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 300,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John B. McLaren as Chief Operating Officer; Amended and Restated Employment Agreement

On March 9, 2026, Sun Communities, Inc. (the “Company”) appointed John B. McLaren, the Company’s current President, as its Chief Operating Officer. In his role as Chief Operating Officer, Mr. McLaren has assumed additional responsibilities directly overseeing the Company’s operations team.

Mr. McLaren, age 55, has served the Company in various roles for 24 years. He has been the President of the Company since November 2024. From November 2022 to November 2024, he served the Company as a senior advisor. Previously, he served as the Company’s President from 2014 to 2022 and its Chief Operating Officer from 2008 to 2022.

Mr. McLaren does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K. Further, no arrangement or understanding exists between Mr. McLaren or any other person pursuant to which Mr. McLaren was appointed as the Company’s principal operating officer.

On March 9, 2026, the Company and its operating subsidiary, Sun Communities Operating Limited Partnership (the “Operating Partnership”), entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Mr. McLaren. The initial term of the Employment Agreement is for three years and is automatically renewable for successive one-year terms unless either party timely terminates the agreement.

Mr. McLaren’s annual base salary under the Employment Agreement is $600,000. In addition to his base salary, Mr. McLaren is eligible to receive an annual cash bonus at a target amount of 150% of his base salary and the earned amount for each year will be determined by the Compensation Committee of the Company’s Board of Directors, based on individual goals and objectives for Mr. McLaren, the Company’s performance or other relevant criteria. Incentive compensation paid or payable to Mr. McLaren may be subject to the Company’s Executive Compensation Recovery (Clawback) Policy in accordance with its terms.

As previously disclosed, pursuant to a restricted stock award agreement dated November 6, 2024 (the “2024 Award Agreement”), the Company granted Mr. McLaren 50,000 shares of restricted common stock (the “2024 Restricted Shares”), which includes 30,000 shares (the “2024 Performance Vesting Shares”) that are subject to performance vesting based on certain market performance criteria during the three years ending December 31, 2027. Consistent with the terms of the 2024 Award Agreement, under the Employment Agreement if Mr. McLaren resigns without good reason or his employment is otherwise terminated under certain circumstances after November 6, 2026, he may retain some or all of the 2024 Restricted Shares.

If Mr. McLaren is terminated by the Company without cause or resigns for good reason (each as defined in the Employment Agreement) or if he dies or becomes disabled, subject to execution of a release and compliance with his noncompetition and confidentiality obligations: (i) he will receive payments equal to 1.50 times the sum of his then-current base salary and then-current target bonus amount, in the case of a termination without cause or a resignation for good reason, or 2.00 times his then-current base salary (less the value of any previously paid disability benefits), in the case of a termination upon death or disability; (ii) all time-vesting equity awards granted under the Company’s 2015 Equity Incentive Plan (the “2015 Incentive Plan”) and the 2024 Performance Vesting Shares (except to the extent forfeited in whole or part before the effective date of such termination and except as provided in the 2024 Award Agreement) will become fully vested; (iii) the acceleration, forfeiture or vesting of all other performance-vesting equity awards under the 2015 Incentive Plan will be governed by the terms of the applicable award agreement; and (iv) the Company will continue to provide him with group health benefits for up to one year.

If there is a change in control (as defined in the Employment Agreement) of the Company and either: (i) the Company or its successor terminates the Employment Agreement without cause within 60 days before or 24 months after the date of the change in control; (ii) Mr. McLaren terminates his employment for good reason within 60 days before or 24 months after the date of the change in control; or (iii) the form of the change in control transaction is a sale of all or substantially all of the Company’s assets and the Company or its successor does not expressly assume the Employment Agreement, subject to execution of a release and compliance with his noncompetition and confidentiality obligations, then (i) he will receive a change in control payment equal to 2.00 times the sum of his then-current base salary and then-current target bonus amount, (ii) his equity awards will be treated as described in the preceding paragraph, and (iii) he will be entitled to continued health coverage benefits as described in the preceding paragraph.

The non-competition provisions of the Employment Agreement generally preclude Mr. McLaren from engaging, directly or indirectly, in the same business as the Company, anywhere in the U.S. or any other country in which the Company operates for a period ending three years following the termination of his employment.

The foregoing description of the Employment Agreement and the 2024 Award Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and the terms of which are incorporated by reference herein.

Departure of Bruce D. Thelen as Chief Operating Officer

On March 9, 2026, Bruce D. Thelen departed from his role as Executive Vice President and Chief Operating Officer of the Company to focus on other opportunities.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description	Method of Filing
10.1*	Amended and Restated Employment Agreement dated March 9, 2026 by and among Sun Communities, Inc., Sun Communities Operating Limited Partnership and John B. McLaren	Filed herewith
10.2*#	Restricted Stock Award Agreement dated November 6, 2024, by and between Sun Communities, Inc. and John B. McLaren	Incorporated by reference to Exhibit 10.2 of Sun Communities Inc.'s Current Report on Form 8-K filed on November 7, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	Filed herewith

* Management contract or compensatory plan or arrangement
# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: March 9, 2026	By:	/s/ Fernando Castro-Caratini
Fernando Castro-Caratini, Chief Financial Officer, Executive Vice President, Secretary and Treasurer